UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2006

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California (Address of principal executive offices)	94065 (Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 1, 2006, the stockholders of iPass Inc., upon the recommendation of the Board of Directors of iPass, approved the iPass Inc. 2003 Non-Employee Directors Plan (the “Directors Plan”), as amended. Prior to this amendment, the Directors Plan provided only for the grant of stock options to iPass non-employee directors. Specifically, the Directors Plan granted to non-employee directors an initial option grant of 120,000 shares of iPass common stock (except that with respect to Olof Pripp, the initial option grant consisted of 30,000 shares in accordance with an amendment to the Directors Plan effective March 9, 2006) and annual option grants of 30,000 shares of iPass common stock. The amendment and restatement of the Directors Plan approved by the stockholders:
•	reduces the total number of shares subject to both initial and annual grants of stock options made to non-employee directors from 120,000 shares to 30,000 shares for initial grants, and from 30,000 shares to 15,000 shares for annual grants, as well as changes the vesting schedule with respect to these grants as described below, and

•	provides that non-employee directors receive restricted stock awards of 10,000 shares for initial grants and 5,000 shares for annual grant as part of the initial and annual grants to non-employee directors.
     Options granted under the Directors Plan become exercisable in cumulative increments, or “vest,” as follows: (a) with respect to options that are awarded pursuant to initial grants, the 30,000 shares will vest with respect to 10,000 shares on the first anniversary of the date of grant, and thereafter in equal monthly installments over 24 months, and (b) with respect to options that are awarded pursuant to annual grants, the 15,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant. Options granted under the Directors Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows iPass to repurchase unvested shares if the participant’s service terminates before vesting. Prior to the amendment and restatement, the initial grant of 120,000 shares vested monthly over 48 months and the annual grants of 30,000 shares vested monthly over 12 months beginning on the third anniversary of the grant date.
     Shares of stock acquired under a restricted stock award are subject to forfeiture in favor of iPass in accordance with the following vesting schedule: (a) with respect to restricted stock awards that are awarded pursuant to initial grants, 1/3 of the 10,000 shares will vest on each of the first, second and third anniversaries of the date of grant, and (b) with respect to restricted stock awards that are awarded pursuant to annual grants, the 5,000 shares will vest on the first anniversary of the date of grant or, if earlier, on the date of the next annual meeting following the date grant.
     A fuller description of the Directors Plan and the changes resulting from the amendment and restatement may be found in iPass’ proxy statement, filed with the Securities and Exchange Commission on April 26, 2006. In addition, the full text of the Directors Plan is attached to that proxy statement.
     As a result of the approval of the Directors Plan, as amended, on June 1, 2006, each of the non-employee directors of iPass ( Olof Pripp, Allan R. Spies, Peter G. Bodine, Arthur C. Patterson, John D. Beletic, and A. Gary Ames) received an option to purchase 15,000 shares, as described above, with an exercise price of $6.36 per share, and a grant of 5,000 shares of restricted stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Bruce K. Posey

	Name:	Bruce K. Posey
	Title:	Vice President, General Counsel and Secretary
Dated: June 6, 2006